Exhibit 10.69

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED FROM PUBLIC FILING PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT SUBMITTED TO THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION, WHICH HAS BEEN IDENTIFIED WITH THE SYMBOL “[*],” HAS BEEN FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

HOKU CHANGE ORDER 2.0
April 1, 2008

STONE & WEBSTER, INC.
Attn: Mel Barnett
One Main Street
Cambridge, MA 02142

Dear Mel:

Pursuant to Article 8.2 of the Engineering, Procurement & Construction Management Agreement (the “Agreement”) dated August 7, 2007, by and between Hoku Materials, Inc. (“Owner”) and Stone & Webster, Inc. (“Contractor”), Owner and Contractor hereby agree to the following Change Order (as defined in the Agreement). Capitalized terms not otherwise defined in this Change Order are defined in the Agreement.

1.
The definition of “Project” in the Agreement, and the Project Objective described in Exhibit A to the Agreement are hereby changed to reflect an increase in the planned output of the Project from 2,000 metric tons per year to a minimum of 3,500 metric tons per year.

2.	The TIC is increased from $260 million to $390 million for 3,500 metric tons per year of plant capacity.

3.	Contractor’s estimated fee for its services, defined in the Agreement as the Target Price, is $50 million.

4.
Exhibit B of the Agreement is amended and restated as set forth on Exhibit B to this Change Order. The definition of “Substantial Completion” as set forth in the Agreement is amended and restated as set forth on Exhibit B hereto.

5.	Addendum 1 to Exhibit D is amended and restated as set forth on Addendum to Exhibit D to this Change Order.

Except for the matters specifically set forth above, this Change Order does not amend the Agreement. Please sign below to acknowledge your agreement with this Change Order.

Mr. Mel Barnett Stone & Webster, Inc. April 1, 2008 Page 2 of 5

Sincerely yours,

HOKU MATERIALS, INC.

By:	/s/ SCOTT PAUL

Name:	Scott Paul

Title:	VP Business Development & General Counsel

Acknowledged and agreed as of _April 8__________, 2008.

STONE & WEBSTER, INC.

By:	/s/ MICHAEL L. RICH

Name:	Michael L. Rich

Title:	Sr. V.P.

Cc: Mike Rich, Stone & Webster, Inc., 1430 Enclave Parkway, Houston, TX 77077

Mr. Mel Barnett Stone & Webster, Inc. April 1, 2008 Page 3 of 5

Exhibit B

CONTRACT TIME SCHEDULE

The following Contract Time Schedule is attached as Exhibit B to the Engineering, Procurement and Construction Management Agreement dated as of August 7, 2007, between HOKU MATERIALS, INC. and STONE & WEBSTER, INC. (the “Agreement”). Capitalized terms not otherwise defined herein are defined in the Agreement.

The “Preliminary Reactor Test Demonstration” is scheduled for completion on or before October 31, 2008. For purposes of the Agreement, the Preliminary Reactor Test Demonstration means that two or more polysilicon deposition reactors at the Site are set-up such that they may be put into short term testing and operation to produce polysilicon (permanent connections, automatic controls, etc. are not required for this milestone) independent of the full facility.

[*]

“Final Completion” is scheduled to be accomplished on or before September 12, 2009. For purposes of the Agreement, “Final Completion” means that (i) all punch list items have been completed to Owner’s reasonable satisfaction; (ii) all temporary facilities have been removed; and (iii) the Project is complete.

The inability of the Owner to occupy and use the Project because of failures or deficiencies arising from (1) Owner furnished equipment or materials or (2) unperformed work or obligations of the Owner, including acts or omissions of the Owner’s other contractors and vendors; shall not be a reason for the Owner to refuse to either extend a milestone date or for Owner to refuse to issue a milestone certificate deeming the milestone as achieved by Contractor.

Mr. Mel Barnett Stone & Webster, Inc. April 1, 2008 Page 4 of 5

Addendum 1 to Exhibit D

This Addendum 1 to Exhibit D of the Engineering, Procurement and Construction Management Agreement dated as of August 7, 2007, between HOKU MATERIALS, INC. and STONE & WEBSTER, INC. (the “Agreement”), to which this Addendum is attached is hereby incorporated into the Agreement. Capitalized terms not otherwise defined herein are defined in the Agreement.

As an incentive for Contractor to perform to meet the tight construction schedule, and to minimize cost to Owner, Contractor shall be paid the following fees, which are in addition to those outlined in Exhibit D.

Total Cost Incentive

The total installed cost (TIC) target for Owner to complete the Project is $390 million. The TIC shall include all costs incurred by Owner in the construction of the Project including procured material and equipment and cost of other contractors performing work on the Project, and all fees, costs and expenses incurred in accordance with Contractor’s Work pursuant to Sections 1 and 2 of Exhibit D, all of Contractor’s Work, and all incentive payments that may be paid to Contractor pursuant to this Addendum 1. The TIC shall specifically exclude “soft costs” incurred by Owner, which shall include, but not be limited to, interest expense, loan fees, legal fees, and labor costs incurred by Owner. The TIC and Target Price shall be adjusted pursuant to ARTICLE 6.3 and ARTICLE 8 of the Agreement for any approved Change Orders plus the following:

•	Increase in foreign exchange costs that actually increase the TIC or Target Price of the Project

•	All taxes, duties, or other Government imposts not reasonably foreseeable that actually increase the TIC or Target Price of the Project

•	All increases in transportation costs that are not reasonably foreseeable and that actually increase the TIC or Target Price of the Project

•	All increases in costs of insurance for the Project that are not reasonably foreseeable and actually increase the TIC or Target Price of the Project

•	All costs or delays which results from an event of Force Majeure or Owner acts and omissions

•	Any increases in equipment costs above the original budget

•
The cost of theft and/or vandalism not recoverable from insurance and not due to the negligent or reckless acts of Contractor, or Contractor’s failure to secure and protect the Project from theft and vandalism

In the event Owner’s TIC is less than the target TIC, as adjusted herein, Contractor shall be entitled to a Cost Incentive equal 50% of the savings, up to a maximum incentive to Contractor of $2,000,000.

In the event that the cost of Contractor’s Work is less than $50,000,000 (“Target Price”), Contractor shall be entitled to an additional Cost Incentive equal to 50% of the savings, up to a maximum incentive of $1,500,000.

Schedule Incentive

Based upon equipment lead time, construction and permitting, the date for Final Completion (as defined in Exhibit B to the Agreement) is September 12, 2009 (the “Final Completion Date”). However, it is Owner’s desire to achieve certain interim completion milestones as specified on Exhibit B to this Agreement by the dates specified in the table below (each, a “Completion Date”). In the event such milestones are achieved by the applicable dates set forth below, Contractor shall be entitled to a “Schedule Incentive” as set forth in the following table:

Mr. Mel Barnett Stone & Webster, Inc. April 1, 2008 Page 5 of 5

Milestone	Completion Date	Schedule Incentive
Preliminary Reactor Installation	October 31, 2008	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
Final Completion	September 12, 2009	[*]

However, after the date of each such Completion Date set forth above, the applicable Schedule Incentive shall be reduced by $10,000 per day for every day beyond the applicable Completion Date that each Milestone is not achieved. However, in no event shall the Schedule Incentive be reduced below zero. The scheduled completion dates outlined above shall be adjusted pursuant to ARTICLE 6.3 of the Agreement and pursuant to ARTICLE 8 of the Agreement for any approved Change Orders

It is understood by both Parties that the TIC, Target Price, and Schedule Incentives outlined above are only intended to provide an incentive for Contractor to put forth extra efforts to minimize Project costs and meet the Contract Time Schedule. In no event, however, does Contractor represent or warrant to Owner that the TIC, Target Price, or the Contract Time Schedule will be achieved, and Contractor shall be paid for the Work pursuant to the Agreement regardless of the actual results of the TIC, Target Price, and/or Contract Time Schedule.